UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2021

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona	85201
(Address of principal executive offices)	(Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information set forth under Item 4.02 is incorporated into this Item 2.02 by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission (the “SEC”) issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”), which clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants. Following review of the SEC Statement, Verra Mobility Corporation (the “Company”) reevaluated the accounting treatment of its private placement warrants (the “Private Placement Warrants”) as equity, and concluded that, based on the SEC Statement, the Private Placement Warrants should be, and should previously have been, classified as a liability measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period.

On May 6, 2021, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), in consultation with the Company’s management, concluded that the Company’s consolidated financial statements for the years ended December 31, 2020, 2019 and 2018 included in the Company’s Annual Report on Form 10-K, filed on March 1, 2021, as amended by the Annual Report on Form 10-K/A, filed on April 6, 2021 (collectively, the “Impacted Financial Statements”), should no longer be relied upon. Further, any previously furnished or filed reports, earnings releases, guidance, investor presentations, or similar communications, describing the Company’s financial results based on the Impacted Financial Statements should also not be relied upon.

As of December 31, 2020, approximately 6.67 million Private Placement Warrants and 13.3 million of the Company’s public warrants remained outstanding. As part of the reevaluation described above, the Company further concluded that the public warrants were properly classified as equity.

The Company plans to file an amendment to the relevant filings as noted above to restate the Impacted Financial Statements as soon as practicable (the “Restatement”). The Restatement will not have any effect on the Company’s previously reported Adjusted EBITDA or total cash flows.

The Company’s management is also in the process of assessing the effectiveness of the Company’s internal control over financial reporting and its disclosure controls and procedures.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP, its independent registered public accounting firm.

Certain statements included in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements, including statements about the approximate effect of the Restatement on the Company’s previously issued financial statements and the filing of amended filings to reflect the Restatement. Such forward-looking statements speak only as of the date of this Current Report. These forward-looking statements are based on management’s current expectations, assumptions and beliefs regarding future events and are based on currently available information as to the outcome and timing of future events, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors. These factors include, but are not limited to, the discovery of additional information relevant to the Impacted Financial Statements, higher than expected charges after completing the Restatement process, and delays in filing amended filings for the Impacted Financial Statements due to the Company’s efforts to complete the Restatement and respond to SEC comments, if any. Any or all of these occurrences could cause actual results to differ from those in the forward-looking statements.

Item 7.01	Regulation FD Disclosure.

The information set forth under 4.02 is incorporated into this Item 7.01 by reference.

On May 7, 2021, the Company issued a press release related to the matters described in Item 4.02. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release, dated May 7, 2021, issued by Verra Mobility Corporation.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2021	Verra Mobility Corporation

By:	/s/ Patricia Chiodo
Name:	Patricia Chiodo
Title:	Chief Financial Officer